Exhibit 10.3
EXECUTION VERSION
Credit Suisse Capital LLC
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010
          May 14, 2009

To: Wyndham Worldwide Corporation
22 Sylvan Way
Parsippany, NY 07054
Attention:	Vice President, Treasury
Telephone No.:	(973) 753-7703
Facsimile No.:	(973) 753-6730
Re: Warrant Amendment
     Wyndham Worldwide Corporation (“Company”) and Credit Suisse Capital LLC (“Dealer”), represented by Credit Suisse Securities (USA) LLC (“Agent”) as its agent, have entered into a confirmation dated as of May 13, 2009 (the “Confirmation”) relating to Warrants on shares of common stock (par value USD 0.01 per share) of Company issued by Company to Dealer. This letter agreement (this “Amendment”) amends the terms and conditions of the Transaction (the “Transaction”) evidenced by the Confirmation.
     Upon the effectiveness of this Amendment, all references in the Confirmation to the “Transaction” will be deemed to be to the Transaction as amended hereby. Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.
1.	Amendments. The Confirmation is hereby amended as follows:
(a)	Number of Warrants. The “Numbers of Warrants” shall be 5,419,419, subject to adjustment as provided in the Confirmation.

(b)	Premium. The “Premium” shall be USD 3,087,750.
2.	Effectiveness. This Amendment shall become effective upon execution by the parties hereto.

3.	No Additional Amendments or Waivers. Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

4.	Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

5.	Governing Law. The provisions of this Amendment shall be governed by the New York law (without reference to choice of law doctrine).

     Company hereby agrees (a) to check this Amendment carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Company, by manually signing this Amendment or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Credit Suisse Capital LLC, c/o Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, NY 10010-3629, Facsimile No. (212) 325-8036.

Yours faithfully, Credit Suisse Capital LLC
By:	/s/ Barry Dixon
	Name:	Barry Dixon
	Title:	Authorized Signatory

Credit Suisse Securities (USA) LLC, as Agent
By:	/s/ Shui Wong
	Name:	Shui Wong
	Title:	Vice President

Confirmed as of the
date first above written:

Wyndham Worldwide Corporation

By:	/s/ Stephen P. Holmes

Authorized Signatory
Name: Stephen P. Holmes Chairman and Chief Executive Officer